Exhibit 99.1

OLB Group Inc. Signs Long Term Lease for 10,000 Square Foot Cryptocurrency Mining Facility in Bradford, PA

DMint, a Wholly Owned Subsidiary Dedicated to Cryptocurrency Mining, Building Out Second Data Center Facility to be Powered from the Local Power Grid

January 11, 2022

NEW YORK--(BUSINESS WIRE)-- The OLB Group, Inc. ("OLB," “we,” “us,” “our,” or the "Company"), a diversified Fintech eCommerce merchant services provider and Bitcoin crypto mining enterprise, has announced the company has signed a long term lease on a 10,000 square foot mining operation with capacity for up to 2,000 Antminer S19j PRO machines. Located in an industrial park adjacent to the Bradford Regional Airport in Bradford, Pennsylvania to eliminate potential noise complaints, the facility is in the process of being converted into a cryptocurrency mining data center powered on the local power grid in tandem with natural gas power.

The Company anticipates utilizing debt financing for the capital investment necessary for additional crypto mining machines.

"We are very pleased to be taking this next step in building the foundation for our planned aggressive development of our Bitcoin mining operation. Our first facility in Bradford is currently operating on natural gas. This second facility will be powered from the power grid. This blended power solution lays the foundation to establishing a sustainable, cost-efficient Bitcoin mining operation.”

“With room to install up to 2,000 Bitcoin mining machines in this second facility, this data center will eventually meet the challenge of minimizing our carbon footprint and operating a cost efficient and profitable operation.”

Future OLB Press Releases and Updates

Interested investors or shareholders can be notified of future Press Releases and Industry Updates by e-mailing investorrelations@OLB.com

About The OLB Group, Inc.

The OLB Group, Inc. is a diversified Fintech eCommerce merchant services provider and Bitcoin crypto mining enterprise. The Company's eCommerce platform delivers cloud-based merchant services for a comprehensive digital commerce solution to over 10,500 merchants in all 50 states. DMint, a wholly owned subsidiary of OLB Group, is engaged in the mining of Bitcoin utilizing sustainable natural gas with an initial deployment of efficient 1,000 ASIC-based S19j Pro 96T mining computers projected by end of 2021. For more information about solutions, services, or to find a reseller, please visit www.olb.com. Investor information is available at www.olb.com/investors-data and www.Dmint.com.

Safe Harbor Statement

All statements from The OLB Group, Inc. in this news release that are not based on historical fact are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements concerning the impact of COVID-19 on our operations and financial condition, our ability to implement our proprietary merchant boarding and CRM system and to roll out our Omni Commerce and SecurePay applications, including payment methods, to our current merchants and the integration of our secure payment gateway with our crowdfunding platform. While the Company’s management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include statements regarding the expected revenue and income for operations to be generated by The OLB Group, Inc. For other factors that may cause our actual results to differ from those that are expected, see the information under the caption “Risk Factors” in the Company’s most recent Form 10-K and 10-Q filings, and amendments thereto, as well as other public filings with the SEC since such date. The Company operates in a rapidly changing and competitive environment, and new risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. The Company disclaims any intention to, and undertakes no obligation to, update or revise any forward-looking statement.

Contacts

Rick Lutz
The OLB Group - Investor Relations
InvestorRelations@olb.com
(212) 278-0900 EXT: 333